Exhibit 10.12.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

WHEREAS, Capsource Financial, Inc. (“CapSource”) and Steven J. Kutcher (“Executive”) have entered into an Employment Agreement dated January 9, 2006 (“Employment Agreement”);

WHEREAS, the parties jointly desire to modify certain terms of the Employment Agreement;

NOW THEREFORE, for good and valuable consideration the sufficiency of which is acknowledged, the parties agree as follows.

1.            The last sentence of Section 9 of the Employment Agreement is amended and restated as follows:

In addition, the Company will pay the Employee on the date of the termination a severance allowance equal to five (5) months of his then normal pay less taxes and social security required to be withheld.

2.	All other terms of the Employment Agreement shall remain in full force and effect.

3.            This Amendment No. 1 may be executed in several counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

4.            This Amendment No. 1 shall become effective upon receipt by the Company of proceeds from an equity financing from Whitebox Advisors, LLC.

IN WITNESS WHEREOF the parties have executed this Amendment No. 1 to the Employment Agreement as of the 21st day of April, 2006.

CAPSOURCE FINANCIAL, INC.	EXECUTIVE

/s/ Randolph M. Pentel By: Randolph M. Pentel Chairman	/s/ Steven J. Kutcher Steven J. Kutcher